LADD FUNDING CORP.
                                         Buyer


                                          and


                                  LADD FURNITURE, INC.
                                         Seller



                             RECEIVABLES PURCHASE AGREEMENT


                               Dated as of March 30, 1995

                             RECEIVABLES PURCHASE AGREEMENT


                         RECEIVABLES PURCHASE AGREEMENT, dated as of
               March 30, 1995, between LADD FURNITURE, INC., a North Carolina corporation ("Seller") and LADD FUNDING CORP., a Delaware corporation("the "Buyer").

                                  W I T N E S E T H :

                         WHEREAS, the Buyer desires to purchase from
               time to time certain trade accounts receivable of certain Obligors existing on the Effective Date (as hereinafter defined) and acquired or generated thereafter in the normal course of the Seller's business pursuant to writ-ten agreements or with invoices on open accounts;

                         WHEREAS, the Seller desires to sell and assign
               from time to time certain trade accounts receivable to the Buyer upon the terms and conditions hereinafter set forth;

                         NOW, THEREFORE, it is hereby agreed by and
               between the Buyer and the Seller as follows:


                                       ARTICLE I

                                      DEFINITIONS

                         Section 1.1  Definitions.  All capitalized
               terms used herein shall have the meanings specified herein or, if not so specified, the meaning specified in the Transfer Agreement, and shall include in the singular number the plural and in the plural number the singular:

                         "Buyer" shall mean LADD Funding Corp. and its
               successors and assigns.

                         "Charge-Off Ratio" means, for any period of
               determination, the ratio (expressed as a percentage) computed as of the last day of such period by dividing
               (i) the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during such period, by
               (ii) the aggregate amount of Collections during such period less Deemed Collections for the period.

                         "Collections" means, with respect to any Re-
               ceivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

                         "Contract" means an agreement or invoice in
               substantially the form of one of the forms set forth in Exhibit A to the Transfer Agreement or otherwise approved by the Buyer, pursuant to or under which an Obligor shall be obligated to pay for merchandise purchased or services rendered.

                         "Conveyance Papers" shall have the meaning set
               forth in Section 4.1(b) hereof.

                         "Credit and Collection Policy" shall mean each
               of the Seller's and the Designated Subsidiaries' credit and collection policy or policies and practices, relating to Contracts and Receivables as in effect on the Closing Date and referred to in Exhibit B to the Transfer Agree-ment, as modified by the Seller from time to time in accordance with Section 5.1(l).

                         "Designated Subsidiary" means each of Clayton-
               Marcus Company Inc., Barclay Furniture Co. and Pilliod Furniture Inc., and such other wholly-owned subsidiaries of the Buyer as (i) become parties to this Agreement and
               (ii) are consented to in writing by the Buyer and Enter-prise to be "Designated Subsidiaries" hereunder.

                         "Designated Subsidiaries Receivables Purchase
               Agreement" means the Receivables Purchase Agreement, dated as of March 30, 1995, among LADD Furniture, Inc., as buyer, and the Designated Subsidiaries, as sellers, as the same may be amended, supplemented or modified from time to time.

                         "Effective Date" shall have the meaning set
               forth in the Transfer Agreement.

                         "Eligible Receivable" means, at any time, any
               Receivable:

                                   (i)  which has been originated
                    either by (i) the Seller, or (ii) a Designated Subsidiary and sold by such Designated Subsid-iary to the Seller pursuant to the Designated Subsidiaries Receivables Purchase Agreement and to which such Designated Subsidiary originally had good title thereto and, in each case, to which the Seller has good title to, in each case free and clear of all Adverse Claims;

                                  (ii)  the Obligor of which is a
                    United States resident, is a Designated Obligor at the time of the initial creation of an in-terest therein hereunder, is not an Affiliate of any of the parties hereto, and is not a gov-ernment or a governmental subdivision or agen-cy; provided, however, that Receivables with an aggregate Outstanding Balance not greater than 4% of the aggregate Outstanding Balance of all Receivables may be originated by Obligors which are Canadian residents;

                                 (iii)  which is not a Defaulted
                    Receivable at the time of the initial creation of an interest of the Buyer therein;

                                  (iv)  which is not a Delinquent
                    Receivable at the time of the initial creation of an interest of the Buyer therein;

                                   (v)  which, according to the
                    Contract related thereto, is required to be paid in full within 180 days of the original billing date therefor;

                                  (vi)  which is an "eligible as-
                    set" as defined in Rule 3a-7 under the Invest-ment Company Act of 1940, as amended;

                                 (vii)  a purchase of which with
                    the proceeds of Commercial Paper would consti-tute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                                (viii)  which is an "account" with-
                    in the meaning of Article 9 of the UCC of all applicable jurisdictions;

                                  (ix)  which is denominated and
                    payable only in United States dollars in the United States;

                                   (x)  which arises under a Con-
                    tract that, together with the Receivable relat-ed thereto, is in full force and effect and constitutes the legal, valid and binding obli-gation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any offset, coun-terclaim or other defense at such time;

                                  (xi)  which, together with the
                    Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit bill-ing, fair credit reporting, equal credit oppor-tunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any materi-al respect;

                                 (xii)  which (A) satisfies, in all
                    material respects, all applicable requirements of the applicable Credit and Collection Policy, and (B) is assignable without the consent of, or notice to, the Obligor thereunder;

                                (xiii)  which was generated in the
                    ordinary course of the Seller's or a Designated Subsidiary's business; and

                                 (xiv)  the Obligor of which has
                    been directed to make all payments to a speci-fied account of the Collection Agent with re-spect to which there shall be a Lock-Box Agree-ment in effect.

                         "Enterprise" shall mean Enterprise Funding
               Corporation, a Delaware corporation, and its successors and assigns.

                         "Permitted Assignee" shall have the meaning set
               forth in Section 9.5 hereof.

                         "Purchase Discount" shall mean for any day, an
               amount, calculated in good faith by the Buyer, equal to the decimal equivalent of the sum of (i) the product of
               (A) the sum of (x) the "AA" rated commercial paper index rate for a maturity most closely corresponding to the Estimated Maturity Period and (y) 0.50% (servicing fee) and (z) 1.40% and (B) a fraction the numerator of which is the Estimated Maturity Period of the Receivables and the denominator of which is 360, plus (ii) the decimal equivalent of the average Charge-Off Ratio with respect to the prior three Fiscal Months.

                         "Purchase Price" shall have the meaning set
               forth in Section 3.1 hereof.

                         "Receivable" means the indebtedness originally
               owed to the Seller or to a Designated Subsidiary by any Obligor (without giving effect to any purchase hereunder by the Buyer at any time) under a Contract whether con-stituting an account, chattel paper, instrument or gener-al intangible, arising in connection with the sale of merchandise or services by the Seller or such Designated Subsidiary, and, in the case of indebtedness owed to a Designated Subsidiary, sold to the Seller in accordance with the Designated Subsidiaries Receivables Purchase Agreement, and which, in all cases shall include the right to payment of any Finance Charges and other obliga-tions of such Obligor with respect thereto.

                         "Related Security" means with respect to any
               Receivable:

                                   (i)  all of the Seller's inter-
                    est, if any, in the merchandise (including returned merchandise), if any, the sale of which by the Seller or Designated Subsidiary gave rise to such Receivable;

                                  (ii)  all other security inter-
                    ests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing state-ments signed by an Obligor describing any col-lateral securing such Receivable;

                                 (iii)  all guarantees, insurance
                    or other agreements or arrangements of any kind from time to time supporting or securing pay-ment of such Receivable whether pursuant to the Contract related to such Receivable or other-wise; and

                                  (iv)  all Records.

                         "Revolving Subordinated Note" shall mean the
               note executed by the Buyer in favor of the Seller sub-stantially in the form of Exhibit A attached hereto.

                         "Seller" shall mean LADD Furniture, Inc. and
               its respective successors and assigns.

                         "Secured Obligations" shall have the meaning
               set forth in Section 2.1(d) hereof.

                         "Transfer Agreement" shall mean the Transfer
               and Administration Agreement dated as of March 30, 1995 among the Buyer, as transferor, LADD Furniture, Inc., as collection agent and Enterprise, as such agreement may be amended, modified or supplemented from time to time.

                         Section 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of North Carolina, and not specifically defined herein, are used herein as defined in such Article 9.

                         Section 1.3  Computation of Time Periods.
               Unless otherwise stated in this Agreement, in the compu-tation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding."

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                                    6

                                       ARTICLE II

                   PURCHASE, CONVEYANCE AND SERVICING OF RECEIVABLES

                         Section 2.1  Sale.  (a)  Upon the terms and
               subject to the conditions set forth herein, the Seller hereby sells, assigns, transfers and conveys to the Buyer, and the Buyer hereby purchases from the Seller, on the terms and subject to the conditions specifically set forth herein, all of the Seller's right, title and inter-est, whether now owned or hereafter acquired, in, to and under all Receivables outstanding on the Effective Date and thereafter owned by the Seller, whether created by Seller or by a Designated Subsidiary, in each case, to-gether with all Related Security and Collections with respect thereto and all proceeds of the foregoing. The foregoing sale, assignment, transfer and conveyance does not constitute an assumption by the Buyer of any obliga-tions of the Seller, any Designated Subsidiary or any other Person to Obligors or to any other Person in con-nection with the Receivables or under any Related Securi-ty or other agreement and instrument relating to the Receivables.

                         (b) In connection with the foregoing sale, the Seller agrees to record and file on or prior to the Closing Date, at its own expense, a financing statement or statements with respect to the Receivables (including Receivables originated by any Designated Subsidiary) and the other property described in Section 2.1(a) sold by the Seller hereunder meeting the requirements of appli-cable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller and each Designated Subsidiary, and to deliver either the origi-nals of such financing statements or a file-stamped copy of such financing statements or other evidence of such filings to the Buyer on the Closing Date.

                         (c) The Seller agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Buyer may reasonably request in order to perfect or protect the interest of the Buyer in the Receivables purchased hereunder or to enable the Buyer to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Seller will, upon the request of the Buyer, in order to accurately reflect this pur-chase and sale transaction, execute and file such financ-ing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant hereto) as may be requested by the Buyer and mark its master data pro-cessing records and other documents with a legend de-scribing the purchase by the Buyer of the Receivables and the subsequent transfer thereof to Enterprise pursuant to the Transfer Agreement and stating "An interest in these accounts receivable has been conveyed to Enterprise Funding Corporation pursuant to a Transfer and Adminis-tration Agreement dated March 30, 1995." The Seller shall, upon request of the Buyer, obtain such additional search reports as the Buyer shall request. To the full-est extent permitted by applicable law, the Buyer shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller's signature. Carbon, photographic or other repro-duction of this Agreement or any financing statement shall be sufficient as a financing statement.

                         (d) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables by the Seller to the Buyer pursuant to this Agreement be con-strued as a sale of such Receivables by the Seller to the Buyer. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivables are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be, and the Seller hereby grants to the Buyer, a secu-rity interest in and to all of the Seller's right, title and interest in all Receivables outstanding on the Effe-ctive Date and thereafter owned by the Seller, whether created by the Seller or by a Designated Subsidiary, in each case, together with all Related Security and Col-lections with respect thereto and all proceeds of the foregoing to secure (1) the rights of the Buyer and (2) a loan to the Seller in the amount of the Purchase Price as set forth in this Agreement (the "Secured Obligations"). The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be neces-sary to ensure that, if this Agreement were deemed to create a security interest in the Receivables, such security interest would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement.

                         Section 2.2  Servicing of Receivables.  The
               servicing, administering and collection of the Receiv-ables shall be conducted by the Seller, who hereby agrees to perform, take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, and with the care and dili-gence which the Seller employs in servicing similar receivables for its own account, in accordance with the Credit and Collection Policy. The Buyer hereby appoints the Seller as its agent to enforce the Buyer's rights and interests in and under the Receivables, the Related Security and the Contracts. The Seller shall hold in trust for the Buyer, in accordance with its interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the con-trary contained herein, from and after the occurrence of a Termination Event or a Potential Termination Event (each as defined in the Transfer Agreement) the Buyer or Enterprise shall have the absolute and unlimited right to terminate the Seller's servicing activities described in this Section 2.2. In consideration of the foregoing, the Buyer agrees to pay the Seller a servicing fee of one-half of one percent per annum on the Outstanding Balance of the Receivables, payable monthly, for its performance of the duties and obligations described in this Section 2.2.

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                                    9

                                      ARTICLE III

                               CONSIDERATION AND PAYMENT

                         Section 3.1  Purchase Price.  The Purchase
               Price for the Receivables and related property conveyed to the Buyer by the Seller under this Agreement shall be a dollar amount equal to (a) for Receivables transferred by Seller on the date of the initial Incremental Transfer under the Transfer Agreement, the product of (i) the aggregate Outstanding Balance of all Receivables as of the Effective Date and (ii) one minus the then applicable Purchase Discount, and (b) for Receivables transferred by the Seller on any date thereafter, the product of (i) the aggregate Outstanding Balance of the Receivables trans-ferred on such date and (ii) one minus the Purchase Dis-count applicable on such date.

                         Section 3.2  Payment of Purchase Price.  The
               Purchase Price for Receivables shall be paid or provided for on the Effective Date with respect to the Receivables existing on the Effective Date and on the last Business Day of each Fiscal Month thereafter during which Receiv-ables are sold hereunder, as the case may be, (i) by payment in immediately available funds to the extent such funds are available in excess of necessary working capi-tal and (ii) to the extent such funds are not available, by increasing the amount due the Seller under the Revolv-ing Subordinated Note by notation thereon; provided, however, that the amount of the Revolving Subordinated Note on any Business Day shall not exceed 80% of (x) the aggregate Purchase Price of the Receivables purchased hereunder existing on such Business Day minus (y) an amount equal to the Net Investment (as defined in the Transfer Agreement). To the extent that the total Pur-chase Price for Receivables is not paid in full by the Buyer on the Effective Date or on each Business Day on which Receivables are purchased hereunder either in cash or by an increase in the principal amount of the Revolv-ing Subordinated Note, as the case may be, the Seller shall be deemed to have contributed to the Buyer Receiv-ables in an aggregate principal amount equal to such shortfall.

                         Section 3.3  Monthly Report.  At the end of
               each Fiscal Month, the Seller shall deliver to the Buyer a monthly report showing (i) the aggregate Purchase Price of Receivables acquired or generated by the Seller in the preceding month and (ii) the aggregate Outstanding Bal-ance of such Receivables that are Eligible Receivables.

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                                   11

                                       ARTICLE IV

                             REPRESENTATIONS AND WARRANTIES

                         Section 4.1 Seller's Representations and War-ranties. The Seller represents and warrants to the Buyer as of the Closing Date and on the Effective Date, and shall be deemed to represent and warrant as of the date of the creation of any Receivable sold to the Buyer pursuant to this Agreement that:

                              (a)  Corporate Existence and Power.  The
               Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

                              (b)  Corporate and Governmental Autho-
               rization; Contravention. The execution, delivery and performance by the Seller of this Agreement, and each other document or instrument to be delivered by the Seller hereunder (collectively, "Conveyance Papers") and the Designated Subsidiaries Receivables Purchase Agree-ment is within the Seller's corporate powers, have been duly authorized by all necessary corporate action, re-quire no action by or in respect of, or filing with, any governmental body, agency or official (except as contem-plated by Section 2.1(c)), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Seller or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Seller or result in the creation or imposition of any lien on assets of the Seller or any of its Sub-sidiaries (except as contemplated by Section 2.1(c)).

                              (c)  Binding Effect.  Each of the Convey-
               ance Papers and the Designated Subsidiaries Receivables Purchase Agreement constitutes the legal, valid and bind-ing obligation of the Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insol-vency, moratorium or other similar laws affecting the rights of creditors.

                              (d)  Perfection.  Immediately preceding
               each sale hereunder, the Seller shall be the owner of all of the Receivables sold by it hereunder, free and clear of all Adverse Claims. On or prior to the Closing Date, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Buyer's interest in the Receivables against all creditors of and purchasers from the Seller or any Designated Subsidiary will have been either delivered to the Buyer or duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been either delivered to the Buyer or paid in full, as applicable.

                              (e)  Accuracy of Information.  All infor-
               mation heretofore furnished by the Seller to the Buyer for purposes of or in connection with this Agreement, the Conveyance Papers, the Designated Subsidiaries Receiv-ables Purchase Agreement or any transaction contemplated in connection therewith is, and all such information hereafter furnished by the Seller to the Buyer will be, true and accurate in every material respect, on the date such information is stated or certified.

                              (f)  Tax Status.  The Seller and its
               Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Seller or any of its Subsidiaries except to the extent that failure to file or pay would not have a material adverse effect on the consolidated financial condition of the Seller or the Buyer's interest in the Receivables and except for any tax which is being con-tested in good faith and by proper proceedings and against which adequate reserves are being maintained.
               The charges, accruals and reserves on the books of the Seller and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Seller, adequate.

                              (g)  Action, Suits.  Except as set forth
               in Exhibit H to the Transfer Agreement, there are no ac-tions, suits or proceedings pending, or to the knowledge of the Seller threatened, against or affecting the Seller or any Affiliate of the Seller or their respective prop-erties, in or before any court, arbitrator or other body, which may materially adversely affect the financial condition of the Seller and its subsidiaries taken as a whole or materially adversely affect the ability of Seller to perform its obligations under this Agreement.

                              (h)  Use of Proceeds.  No proceeds of any
               sale hereunder will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                              (i)  Place of Business.  The chief place
               of business and chief executive office of the Seller is in High Point, North Carolina and the offices where the Seller keeps all its Records, are located at the ad-dress(es) described on Exhibit I to the Transfer Agree-ment or such other locations notified to the Buyer in accordance with Sections 2.1(b) in jurisdictions where all action required by Section 2.1(b) has been taken and completed.

                              (j)  Good Title.  Upon each sale hereun-
               der, the Buyer shall acquire all right, title and inter-est of the Seller in each Receivable that exists on the date of such sale and in the Related Security and Collec-tions with respect thereto free and clear of any Adverse Claim.

                              (k)  Tradenames, Etc.  As of the date
               hereof: (i) the Seller's chief executive office is located at the address for notices set forth in this Sec-tion 4.1; (ii) the Seller has, within the last five (5) years, operated only under the tradenames identified in Exhibit J to the Transfer Agreement, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J attached to the Transfer Agreement.

                              (l)  Nature of Receivables.  Each Receiv-
               able sold hereunder to the Buyer shall be an Eligible Re-ceivable.

                              (m)  Amount of Receivables.    As of the
               close of business on the second Business Day prior to the Effective Date, the aggregate Outstanding Balance of the

               Receivables in existence shall be as set forth in the certification of the Seller required to be delivered pursuant to Section 7.1(f).

                              (n)  Credit and Collection Policy.  Since
               January 13, 1994, there have been no material changes in the Credit and Collection Policy; since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                              (o)  Not an Investment Company.  Each of
               the Seller and any Designated Subsidiary is not an "in-vestment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                              (p)  ERISA.  The Seller is in compliance
               in all material respects with ERISA and no ERISA lien on any of the Receivables shall exist.

                              (q)  Lock-Box Accounts.  The names and ad-
               dresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit C to the Transfer Agree-ment (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Buyer and for which Lock-Box Agreements have been execut-ed in accordance with Section 2.8(b) of the Transfer Agreement and delivered to the Collection Agent).

                         Any document, instrument, certificate or notice
               delivered to the Buyer hereunder shall be deemed a repre-sentation and warranty by the Seller delivering such document.

                         Section 4.2 Reaffirmation of Representations and Warranties by the Seller. On each day that a sale of a Receivable is made hereunder, the Seller, by accepting the proceeds of such sale, shall be deemed to have certi-fied that all representations and warranties described in
               Section 4.1 are correct with respect to the Seller on and as of such day as though made on and as of such day.

                         Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to, and agrees with the Seller, as of the Closing Date and the Effective Date, and shall be deemed to represent and warrant as of the date of the creation of any Receivable sold to the Buyer hereunder that:

                         (a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has full power, authority, and legal right to execute, deliver, and perform its obligations under the Conveyance Papers, to conduct its business as such business is presently conducted, and in all material respects, to own its property and conduct its other businesses as such properties are presently owned and such businesses are presently conducted.

                         (b)  Due Qualification.  The Buyer is duly
               qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals with respect to the Buyer in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Contract or any Receivable unenforceable by the Buyer.

                         (c) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Buyer of this Agreement is within the Buyer's corporate powers, have been duly authorized by all neces-sary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Buyer or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Buyer or result in the creation or imposition of any lien on assets of the Buyer.

                         (d)  All Consents Required.  All approvals,
               authorizations, licenses, consents, orders, or other actions of any Person or of any governmental body re-quired in connection with the execution and delivery by the Buyer of the Conveyance Papers, the performance by the Buyer of the transactions contemplated by the Convey-ance Papers, and the fulfillment of the terms of the Conveyance Papers have been obtained and are in full force and effect.

                         Section 4.3 Notice of Breach. The represen-tations and warranties set forth in Section 4.1 shall survive the conveyance of the Receivables to the Buyer, and termination of the rights and obligations of the Buyer and the Seller under this Agreement. Upon discov-ery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other within three Business Days of such discov-ery.

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                                   17

                                       ARTICLE V

                                COVENANTS OF THE SELLER

                         Section 5.1  Seller's Covenants.  The Seller
               hereby covenants and agrees with the Buyer as follows:

                         During the term of this Agreement, and until
               all Receivables sold to the Buyer shall have been paid in full or written-off as uncollectible, and all amounts owed by the Seller pursuant to this Agreement have been paid, unless the Buyer otherwise consents in writing, the Seller covenants and agrees as follows:

                         (a) Conduct of Business. The Seller will, and will cause each of its Subsidiaries to, carry on and con-duct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorpo-ration and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                         (b)  Compliance with Laws.  The Seller will,
               and will cause each of its Subsidiaries to, comply in all material respects with all laws, rules, regulations, or-ders, writs, judgments, injunctions, decrees or awards to which it may be subject.

                         (c) Furnishing of Information and Inspection of Records. The Seller will, and will cause each of the Designated Subsidiaries to, furnish to the Buyer from time to time such information with respect to the Receiv-ables as the Buyer may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. The Seller will, and will cause each of the Designated Subsidiaries to, at any time and from time to time during regular business hours permit the Buyer, or its agents or repre-sentatives upon three Business Days notice, (i) to exam-ine and make copies of and abstracts from all Records and
               (ii) to visit the offices and properties of the Seller or the Designated Subsidiary for the purpose of examining such Records, and to discuss matters relating to Receiv-ables or the Seller's or the Designated Subsidiary's performance hereunder with any of the officers, direc-tors, employees or independent public accountants of the Seller having knowledge of such matters.

                         (d) Keeping of Records and Books of Account. The Seller will maintain a system of accounting estab-lished and administered in accordance with generally ac-cepted accounting principles, consistently applied, and will maintain for each of its Subsidiaries, a system of accounting established and administered in accordance with accounting practices currently used by LADD Subsid-iaries, consistently applied, and will maintain and implement administrative and operating procedures (in-cluding, without limitation, an ability to recreate - records evidencing Receivables in the event of the de-struction of the originals thereof), and keep and main-tain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Seller will give the Buyer notice of any material change in the administrative and operating procedures referred to in the previous sen-tence.

                         (e)  Performance and Compliance with Receiv-
               ables and Contracts. The Seller at its expense will, and will cause each of its Subsidiaries to, timely and fully perform and comply with all material provisions, cove-nants and other promises required to be observed by it under the Contracts related to the Receivables.

                         (f)  Credit and Collection Policies.  The
               Seller will, and will cause each of the Designated Sub-sidiaries to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                         (g) Collections. The Seller shall, and shall cause each of the Designated Subsidiaries to, instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account. The Seller may, however, in connection with Obligors which would otherwise be over their credit limit if goods were shipped prior to pay-ment, direct Obligors to make payments directly to the

               Seller which shall deposit such Collections in a Lock-Box Account pursuant to Section 5.1(h) below.

                         (h) Collections Received. The Seller shall, and shall cause each of the Designated Subsidiaries to hold in trust, and deposit, immediately, but in any event not later than two Business Days of its receipt thereof, to a Lock-Box Account all Collections received from time to time by the Seller or by a Designated Subsidiary.

                         (i)  Sale Treatment.  The Seller agrees to
               treat this conveyance for all purposes (including, with-out limitation, tax and financial accounting purposes) as a sale and, to the extent any such reporting is required, shall report the transactions contemplated by this Agree-ment on all relevant books, records, tax returns, finan-cial statements and other applicable documents as a sale of the Receivables to the Buyer.

                         (j) No Sales, Liens, Etc. Except as otherwise provided herein, the Seller will not, and will not permit any of its Subsidiaries to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any invento-ry or goods, the sale of which may give rise to a Receiv-able or any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

                         (k) No Extension or Amendment of Receivables. The Seller will not and will not permit any of the Desig-nated Subsidiaries to extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

                         (l) No Change in Business or Credit and Col-lection Policy. The Seller will not and will not permit any of the Designated Subsidiaries to make any change in the character of its business or in the Credit and Col-lection Policy, which change would, in either case, impair the collectibility of any Receivable.

                         (m) No Mergers, Etc. The Seller will not (i) consolidate or merge with or into any other Person, or

               (ii) sell, lease or transfer all or substantially all of its assets to any other person; provided, however, that the Seller may consolidate or merge with a Person if the Seller shall be the surviving entity and such merger or consolidation does not cause a Termination Event or Potential Termination Event under the Transfer Agreement.

                         (n) Change in Payment Instructions to Obligo-rs. The Seller will not, and will not permit any of the Designated Subsidiaries to add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit C to the Transfer Agreement or make any change in its instructions to Obligors re-garding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Buyer and the Administrative Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto and the Buyer shall have received a Lock-Box Agreement executed by each new Lock-Box Bank or an existing Lock-Box Bank with respect to each new Lock-Box Account, as applicable.

                         (o) Deposits to Lock-Box Accounts. The Seller will not, and will not permit any of the Designated Sub-sidiaries to deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Receivables.

                         (p)  Change of Name, Etc.  The Seller shall
               not, and will not permit any of the Designated Subsidiar-ies to change its name, identity or structure or its chief executive office, unless at least 10 days prior to the effective date of any such change the Seller or the Designated Subsidiary delivers to the Buyer and the Col-lateral Agent (i) UCC financing statements, executed by the Seller or the Designated Subsidiary, necessary to re-flect such change and to continue the perfection of the Buyer's interest in the Receivables and (ii) new or revised Lock-Box Agreements executed by the Lock-Box Banks which reflect such change and enable the Collateral Agent to exercise its rights contained in Section 2.8 of the Transfer Agreement.

                         (q) Indemnification. The Seller agrees indem-nify, defend and hold the Buyer and any Permitted Assign-ee harmless from and against any and all loss, liability, damage, judgment, claim, deficiency, or expense (includ-ing interest, penalties, reasonable attorneys' fees and amounts paid in settlement) to which the Buyer or such Permitted Assignee may become subject insofar as such loss, liability, damage, judgment, claim, deficiency, or expense arises out of or is based upon a breach by the Seller of its representations, warranties and covenants contained herein, or any information certified in any Schedule delivered by the Seller hereunder or in connec-tion with the Conveyance Papers, being untrue in any re-spect at any time. The obligations of the Seller under this Section 5.1(q) shall be considered to have been relied upon by the Buyer and Enterprise and shall survive the execution, delivery, performance and termination of this Agreement regardless of any investigation made by the Buyer, any Permitted Assignee or on the behalf of any of them.

                         (r) ERISA. The Seller shall, and shall cause each of the Designated Subsidiaries to promptly give the Buyer written notice upon becoming aware that the Seller or such Designated Subsidiary is not in compliance in all material respects with ERISA or that any ERISA lien on any of the Receivables exists.

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                                   22

                                       ARTICLE VI

                                 REPURCHASE OBLIGATION

                         Section 6.1  Mandatory Repurchase.

                         (a)  Breach of Warranty.  If on any day any
               Receivable sold by the Seller hereunder shall fail to meet the conditions set forth in the definition of Eligi-ble Receivable or any representation or warranty made herein in respect of a Receivable shall no longer be true, the Seller shall be deemed to have received on such day a Collection of such Receivable in full and shall on such day pay to the Buyer an amount equal to the aggre-gate Outstanding Balance of such Receivable.

                         (b) Reconveyance Under Certain Circumstances. The Seller agrees that, with respect to any Receivable sold hereunder, in the event of a breach of any of the representations and warranties set forth in Sections 4.1(d), 4.1(e), 4.1(g), 4.1(h), 4.1(j), 4.1(l), 4.1(m)
               and 4.1(p), the Seller agrees to accept the reconveyance of any Receivable created on and after the date of such breach upon receipt by the Seller of notice given in writing by the Buyer and the Seller's failure to cure such breach within 30 days (or, in the case of repre-sentations and warranties found in Sections 4.1(d) and 4.1(j), within 3 days) of such notice. In the event of a reconveyance under this Section 6.1(b), the Seller shall pay to the Buyer in immediately available funds on such 30th day (or third day, if applicable) an amount equal to the Outstanding Balance of any such Receivable.

                         Section 6.2 Dilutions. The Seller agrees that if on any day the Outstanding Balance of a Receivable sold by the Seller hereunder is either (x) reduced as a result of defective, rejected or returned goods or other dilution factor, any billing adjustment or other adjust-ment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transac-tion or an unrelated transaction) then the Seller shall be deemed to have received on such day a collection of such Receivable in the amount of such reduction or can-cellation and shall pay to the Buyer an amount equal to such reduction or cancellation.

                                      ARTICLE VII

                                  CONDITIONS PRECEDENT

                         Section 7.1 Conditions to the Buyer's Obliga-tions Regarding Receivables. The obligations of the Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

                         (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct on the Effective Date and on the day of creation of any Receivable thereafter with the same effect as though such representations and warranties had been made on such date;

                         (b) All information concerning the Receivables provided to the Buyer shall be true and correct in all material respects as of the Effective Date, in the case of Receivables sold to the Buyer on the Effective Date, or the date such Receivables are created, in the case of Receivables created after the Effective Date;

                         (c)  At the Effective Date, the Seller shall
               have substantially performed all other obligations re-quired to be performed by the provisions of this Agree-ment;

                         (d)  With respect to Receivables sold to the
               Buyer by the Effective Date, the Seller shall have either delivered or caused to be delivered to the Buyer or filed or caused to be filed the financing statement(s) required to be filed pursuant to Section 2.1(b);

                         (e)  All corporate and legal proceedings and
               all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (includ-ing, without limitation, records of corporate proceed-
               ings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested; and

                         (f)  On the Effective Date, the Seller shall
               deliver to the Buyer and Enterprise a certification of the aggregate Outstanding Balance of the Receivables in existence as of the close of business on the second Busi-ness Day prior to the Effective Date.

                         Section 7.2 Conditions Precedent to Seller's Obligations. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions:

                         (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representa-tions and warranties had been made on such date;

                         (b)  Payment or provision for payment of the
               Purchase Price in accordance with the provisions of
               Section 3.3 hereof shall have been made; and

                         (c)  All corporate and legal proceedings and
               all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contem-plated as the Seller may reasonably have requested.

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                                   25

                                      ARTICLE VIII

                                  TERM AND TERMINATION

                         Section 8.1 Term. This Agreement shall com-mence as of the date of execution and delivery hereof and shall continue in full force and effect until the earlier of: (a) the date on which the Net Investment shall have been reduced to zero and all other Aggregate Unpaids shall have been paid to Enterprise pursuant to the Trans-fer Agreement; or (b) upon the occurrence of an Event of Bankruptcy with respect to either the Buyer or any Sell-er, or (c) either the Buyer or the Seller becomes unable for any reason to purchase or re-purchase Receivables in accordance with the provisions of this Agreement or default in its obligations hereunder, which default continues unremedied for more than 30 days after written notice (any such date being a "Termination Date"); pro-vided, however, that the termination of this Agreement pursuant to this Section 8.1 hereof shall not discharge any Person from any obligations incurred prior to such termination, including, without limitation, any obliga-tions to make any payments with respect to Receivables sold prior to such termination; provided, further, that the events of termination referred to in clause (b) or
               (c) above shall only terminate the Agreement with respect to the Seller when affected thereby.

                         Section 8.2 Effect of Termination.  No termi-
               nation or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of the Seller or the Buyer shall be deemed to impair or affect the obligations pertaining to any executed sale or exe-cuted obligations, including, without limitation, pre-termination breaches of representations and warranties by the Seller or the Buyer. Without limiting the foregoing, prior to termination, the failure of the Seller to deliv-er computer records of Receivables or any reports regard-ing the Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant to Article 5 or Section 9.1 of this Agreement render an executed sale executory.

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                                   26

                                       ARTICLE IX

                                MISCELLANEOUS PROVISIONS

                         Section 9.1 Amendment. This Agreement and any other Conveyance Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller and consented to in writing by Enterprise. Any reconveyance executed in accordance with the provisions hereof shall not be considered amendments to this Agree-ment.

                         Section 9.2  Governing Law.  Governing Law;
               Submission to Jurisdiction; Integration.

                         (a)  THIS AGREEMENT SHALL BE GOVERNED BY AND
               CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. THE PARTIES HERETO HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK AND OF ANY FEDERAL OR STATE COURT SITTING IN CHARLOTTE, NORTH CAROLINA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto hereby irrevo-cably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconve-nient forum. Nothing in this Section 9.2 shall affect the right of the Buyer to bring any action or proceeding against the Seller or its property in the courts of other jurisdictions.

                         Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, return receipt requested, to

                         (a)  in the case of the Buyer:

                              LADD Funding Corp.
                              William S. Creekmuir
                              Vice President, Secretary and Treasurer
                              One Plaza Center
                              Box HP3
                              High Point, N.C. 27261-1500
                              Telephone: (910) 410-6601
                              Telecopy:  (910) 888-6344

                         with a copy to the Administrative Agent:

                              NationsBank, National Association (Carolinas) NationsBank Corporate Center - - 7th Floor Charlotte, NC 28255
                              Attention: Michelle M. Heath
                                        Investment Banking
                              Telephone: (704) 386-7922
                              Telecopy: (704) 388-9169

                         (b)  in the case of the Seller:

                              LADD Furniture, Inc.
                              William S. Creekmuir
                              Senior V.P. and CFO
                              One Plaza Center
                              Box HP3
                              High Point, N.C. 27261-1500
                              Telephone: (910) 889-0333
                              Telecopy:  (910) 888-6344


               or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                         Section 9.4  Severability of Provisions.  If
               any one or more of the covenants, agreements, provisions or terms of this Agreement or any other Conveyance Paper shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agree-ments, provisions, or terms of this Agreement or any other Conveyance Paper and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any other Conveyance Paper.

                         Section 9.5  Assignment.  This Agreement and
               all other Conveyance Papers may not be assigned by the parties hereto except that the Buyer may assign its rights hereunder pursuant to the Transfer Agreement to Enterprise and its successors and assigns thereunder, or to another person approved in writing by the Seller (each, a "Permitted Assignee"). The Buyer hereby noti-fies (and the Seller hereby acknowledges that) the Buyer, pursuant to the Transfer Agreement, has assigned its rights hereunder to Enterprise, and that Enterprise has collaterally assigned its rights under the Transfer Agreement to the Collateral Agent and may, from time to time, assign interests in its rights under the Transfer Agreement to one or more Liquidity Providers. All rights of the Buyer hereunder may be exercised by Enterprise or its assignee.

                         Section 9.6 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of this Agreement and the other Conveyance Papers, including, without limitation, the execution of any financing statements or continuation statements or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

                         Section 9.7  No Waiver; Cumulative Remedies.
               No failure to exercise and no delay in exercising, on the part of the Buyer, the Seller, Enterprise or any Permit-ted Assignee, any right, remedy, power or privilege here-under, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exer-cise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaus-tive of any rights, remedies, powers and privilege pro-vided by law.

                         Section 9.8 Counterparts. This Agreement and all other Conveyance Papers may be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                         Section 9.9 Binding Effect; Third-Party Bene-ficiaries. This Agreement and the other Conveyance Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Any Permitted Assignee, including Enterprise, shall be considered a third-party beneficiary of this Agreement.

                         Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the other Conveyance Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the other Conveyance Papers. This Agreement and the other Convey-ance Papers may not be modified, amended, waived or supplemented except as provided herein.

                         Section 9.11  Headings.  The headings herein
               are for purposes of reference only and shall not other-wise affect the meaning or interpretation of any provi-sion hereof.

                         Section 9.12  Exhibits.  The schedules and
               exhibits referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

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                                   30

               IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                        LADD FURNITURE, INC.
                                        as Seller



                                        By: (Signature of William S. Creekmuir
                                           Name: William S. Creekmuir
                                           Title: Sr. V.P., Secr., Treas. & CFO


                                        LADD FUNDING CORP.
                                          as Buyer



                                        By: (Signature of William S. Creekmuir
                                           Name: William S. Creekmuir
                                           Title: V.P., Secr. & Treas.